UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 1, 2004

ALBANY MOLECULAR RESEARCH, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25323	14-1742717
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

21 Corporate Circle, P.O. Box 15098, Albany, NY		12212
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (518) 464-0279

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 1, 2004, Albany Molecular Research, Inc. (the “Company”) and Mark T. Frost entered into an employment agreement (the “Frost Agreement”).  Under the terms of the Frost Agreement, Mr. Frost will receive an initial annual base salary of $260,000 (payable in cash) and is eligible to participate in the Company’s incentive bonus plan.  Mr. Frost is eligible to receive an annual cash bonus, and is guaranteed an annual bonus of at least $26,000 for the Company’s 2005 fiscal year.

The Frost Agreement has an initial term of two years and automatically renews for subsequent one-year terms on an annual basis unless notice of nonrenewal is given by either the Company or Mr. Frost at least 60 days prior to the end of the term.  Upon a termination of Mr. Frost’s employment by the Company without cause (as defined in the Frost Agreement) or by Mr. Frost in the event of (i) a material adverse change or diminution in the nature or scope of the powers, functions, titles, duties or responsibilities of Mr. Frost that is adverse to him or (ii) a breach by the Company of any of its material obligations under the Frost Agreement, and subject to Mr. Frost executing a general release of claims in favor of the Company, the Company will continue to pay Mr. Frost his annual base salary for one year following the date of termination and will pay in monthly installments over the one-year period an amount equal to the cash bonus, if any, received by Mr. Frost in respect of the immediately preceding year.  If, within one year following a change of control (as defined in the Frost Agreement) Mr. Frost’s employment is terminated by the Company without cause (as defined in the Frost Agreement) or by Mr. Frost for good reason (as defined in the Frost Agreement ), then Mr. Frost will be entitled to receive from the Company a lump sum cash payment equal to the sum of (i) Mr. Frost’s annual base salary, plus (ii) the cash bonus received by Mr. Frost in respect of the immediately preceding year.

The foregoing description of the Frost Agreement does not purport to be complete and is qualified in its entirety by reference to the Frost Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

In connection with his employment, the Company will also pay Mr. Frost a cash signing bonus of $21,666 and will reimburse Mr. Frost for relocation and moving expenses.

On December 3, 2004, the Compensation Committee of the Company’s Board of Directors approved the grant to Mr. Frost of a stock option to purchase 120,000 shares of the Company’s Common Stock (the “Option”).  The Option was granted pursuant to the terms and conditions of the Company’s 1998 Stock Option and Incentive Plan and an option agreement with Mr. Frost (the “Option Agreement”).  The Option has an exercise price of $ 11.11 per share and expires on December 3, 2014.  If Mr. Frost remains employed by the Company, the Option will vest 25% on December 3, 2005 and 6.25% per month thereafter over a three-year period.  In the event of a “change of control” of the Company, any unvested portion of the Option will become fully vested and exercisable.  Upon termination of employment, vesting ceases and any vested options are exercisable within 90 days of termination.

The foregoing description of the Option Agreement does not purport to be complete and is qualified in its entirety by reference to the Option Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

A specimen form of Stock Option Agreement for Incentive Stock Options under the Company’s 1998 Stock Option and Incentive Plan is filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective December 1, 2004, Mark T. Frost was appointed as Chief Financial Officer of the Company.

Mr. Frost, age 41, served as Vice President of Finance for Smith & Nephew Endoscopy, a global medical device division of S&N PLC, since 1999.  Prior to this, Mr. Frost spent 14 years in progressively responsible positions at General Electric Company, most recently serving as chief financial officer of GE’s Groupe Sovac Auto Finance Services.  He holds a degree in Economics and International Relations from Colgate University.

Item 7.01 Regulation FD Disclosure

On November 29, 2004, the Company issued a press release announcing the hiring of Mr. Frost. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit 10.1	Employment Agreement, dated December 1, 2004, between Albany Molecular Research, Inc. and Mark T. Frost.

Exhibit 10.2	Stock Option Agreement, dated December 3, 2004, between Albany Molecular Research, Inc. and Mark T. Frost

Exhibit 10.3	Form of 1998 Stock Option and Incentive Plan Stock Option Agreement for incentive stock option grants

Exhibit 99.1	Press Release, dated November 29, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2004	ALBANY MOLECULAR RESEARCH, INC.

	By:	/s/ Thomas E. D’Ambra
Thomas E. D’Ambra, Ph.D.
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

Exhibit 10.1	Employment Agreement, dated December 1, 2004, between Albany Molecular Research, Inc. and Mark T. Frost.

Exhibit 10.2	Stock Option Agreement, dated December 3, 2004, between Albany Molecular Research, Inc. and Mark T. Frost

Exhibit 10.3	Form of 1998 Stock Option and Incentive Plan Stock Option Agreement for incentive stock option grants

Exhibit 99.1	Press Release, dated November 29, 2004.